Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com

ONEBEACON REPORTS $16.85 ADJUSTED

BOOK VALUE PER SHARE

HAMILTON, Bermuda (August 1, 2008) – OneBeacon Insurance Group, Ltd. (NYSE:OB) today reported adjusted book value per share of $16.85, an increase of 2% for the second quarter, 1% through six months and 8% for the past twelve months, including dividends.

Mike Miller, CEO of OneBeacon said, “We had a good quarter driven by strong underwriting results and positive investment returns. Our 94% combined ratio reflects good underwriting results from all parts of our business. The highlight of the quarter from a top-line perspective was the very strong start in our Hagerty partnership, which contributed significantly to our 9% overall premium growth for the period. We are pleased with most aspects of our results and will continue to focus on underwriting discipline and capital management.”

Adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock, second quarter comprehensive net income was $39 million, net income was $38 million and operating income was $40 million or $.41 per share. For the six months ended June 30, 2008, the company reported $29 million of adjusted comprehensive net income, $29 million of adjusted net income and adjusted operating income of $67 million or $.69 per share. These adjusted amounts are non-GAAP financial measures which are explained later in this release.

During the quarter, the company completed share repurchases of approximately $9 million on 0.5 million shares leaving approximately $105 million remaining under its share repurchase authorization. The company also redeemed the remaining preferred stock for its redemption value of $300 million during the quarter, using assets from the grantor trust that was established for that purpose.

Primary Insurance Operations

The GAAP combined ratio was 94.4% for the second quarter as compared to 97.0% for the second quarter of 2007, with each underwriting unit reporting improved results. Through June 30, 2008, the GAAP combined ratio was 97.2% compared to 97.3% through the first six months of 2007. Included in the 2008 results for the second quarter and first six months was a $9 million pretax charge associated with the settlement of all outstanding disputes with Liberty Mutual Insurance Group.

Net written premiums were $530 million for the second quarter of 2008 as compared to $485 million in the second quarter of 2007. The 9.2% premium increase was substantially driven by the new collector car and boat business. Through the first six months of 2008, net written premiums totaled $955 million as compared to $925 million through June 30, 2007, representing a 3.3% increase.

Net written premiums grew by 45.4% for Specialty Lines, which included the new collector car and boat business, and by 3.5% for Commercial Lines, and declined by 6.4% for Personal Lines for the second quarter of 2008. Through six months, Specialty Lines net written premiums grew by 31.4%, Commercial Lines by 1.4%, and Personal Lines declined by 11.2%.

Consolidated Investment Results

For the second quarter, the GAAP total return on invested assets was 1.0% as compared to 2.1% for the second quarter of 2007. Net investment income was $45 million as compared to $55 million for the second quarter of 2007.

For the first six months, the GAAP total return on invested assets was 0.9% as compared to 4.4% for the first six months of 2007. Through six months, net investment income was $95 million, compared to $105 million through June 30, 2007.

Effective January 1, 2008, OneBeacon adopted FASB Statement No. 159 and elected to record the changes in unrealized gains and losses from its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests in net income. In prior periods, these changes have been included in other comprehensive income after tax. Accordingly, net income (loss) and pretax income (loss) for 2008 periods are not directly comparable to such measures for 2007 periods. OneBeacon’s pretax income in the second quarter of 2008 included $1 million of net unrealized investment losses and $2 million of net realized investment losses, compared to $57 million of net realized investment gains in the second quarter of 2007. OneBeacon’s pretax income for the first six months of 2008 included $60 million of net unrealized investment losses and $2 million of net realized investment gains, compared to $112 million of net realized investment gains in the first six months of 2007.

Company to Host Webcast

OneBeacon will host its second quarter 2008 Webcast for analysts and investors at 10:00 a.m. ET on Friday, August 1. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the Company’s Web site www.onebeacon.com. An audio playback of the teleconference will be available on the Web site shortly following the Webcast.

About OneBeacon: OneBeacon Insurance Group’s underwriting companies offer a range of specialty and segmented commercial and personal insurance products sold primarily through select independent agents. As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB” (NYSE:OB).

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	June 30,	December 31,	June 30,
	2008	2007	2007
Assets

Investment securities, at fair value: (1)
Fixed maturity investments	$2,465.3	$2,966.6	$3,039.5
Common equity securities	914.3	832.1	758.4
Convertible bonds	320.9	389.2	444.3
Short-term investments	417.8	327.4	235.4
Held-to-maturity investments:
Fixed maturity investments	—	305.5	311.9
Short-term investments	—	0.1	0.1
Other investments (1)	358.1	348.6	332.7

Total investments	4,476.4	5,169.5	5,122.3

Cash	49.5	49.4	43.3
Reinsurance recoverable on unpaid losses	2,571.9	2,629.5	2,765.5
Reinsurance recoverable on paid losses	22.1	21.9	21.2
Premiums receivable	591.5	529.2	545.6
Securities lending collateral	327.6	438.9	385.3
Deferred acquisition costs	212.7	200.0	193.4
Ceded unearned premiums	76.5	68.1	65.7
Accrued investment income	28.3	33.7	36.2
Accounts receivable on unsettled investment sales	12.6	76.1	20.7
Other assets	342.1	325.2	372.5

Total assets	$8,711.2	$9,541.5	$9,571.7

Liabilities

Loss and loss adjustment expense reserves	$4,425.5	$4,480.3	$4,696.6
Unearned premiums	1,050.3	1,005.9	1,004.5
Debt	755.8	757.7	757.6
Securities lending payable	327.6	438.9	385.3
Preferred stock subject to mandatory redemption (redemption value $0, $300.0 and $300.0)	—	278.4	259.2
Ceded reinsurance payable	98.3	102.8	90.4
Accounts payable on unsettled investment purchases	8.1	8.5	11.8
Other liabilities	436.5	562.5	505.0

Total liabilities	7,102.1	7,635.0	7,710.4

Common Shareholders’ Equity

Common shares and paid-in surplus	1,023.0	1,084.4	1,116.8
Retained earnings (1)	585.6	641.0	554.9
Accumulated other comprehensive income, after tax:
Net unrealized gains on investments (1)	—	168.1	167.9
Net unrealized foreign currency translation (losses) gains (1)	(0.3)	12.2	18.4
Other comprehensive income items	0.8	0.8	3.3

Total common shareholders’ equity	1,609.1	1,906.5	1,861.3

Total liabilities and common shareholders’ equity	$8,711.2	$9,541.5	$9,571.7

(1)          Effective January 1, 2008, OneBeacon adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS 159). OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Consistent with the guidance in SFAS 159, in conjunction with the adoption, these securities are now reported as trading securities. Upon adoption, OneBeacon recorded an adjustment of $180.6 million to reclassify net unrealized gains, after tax, and net unrealized foreign currency translation gains, after tax, related to investments from accumulated other comprehensive income to opening retained earnings. Subsequent to adoption, OneBeacon reports changes in fair value in revenues before the effect of tax.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Earned premiums	$463.8	$465.0	$919.1	$933.9
Net investment income	44.6	54.6	94.7	105.2
Net realized investment (losses) gains	(1.7)	57.1	2.0	112.0
Change in net unrealized investment gains (1)	(0.9)	—	(60.0)	—
Net other revenues	2.6	2.4	6.2	5.5
Total revenues	508.4	579.1	962.0	1,156.6
Expenses:
Loss and loss adjustment expenses	274.4	283.1	575.3	571.3
Policy acquisition expenses	84.3	78.3	169.0	156.6
Other underwriting expenses	79.2	89.6	149.3	180.5
General and administrative expenses	5.9	2.7	10.3	5.1
Accretion of fair value adjustment to loss and loss adjustment expense reserves	3.0	4.0	6.0	8.0
Interest expense on debt	11.4	11.3	22.9	22.7
Interest expense - dividends on preferred stock subject to mandatory redemption	4.7	7.6	11.8	15.1
Interest expense - accretion on preferred stock subject to mandatory redemption	11.1	8.7	21.6	17.0
Total expenses	474.0	485.3	966.2	976.3

Pre-tax income (loss)	34.4	93.8	(4.2)	180.3

Income tax (provision) benefit	(10.6)	(31.5)	3.7	(57.5)

Net income (loss)	23.8	62.3	(0.5)	122.8

Change in net unrealized gains on investments (1)	—	(12.5)	—	(5.2)
Change in foreign currency translation (1)	—	5.1	—	6.6
Change in other comprehensive income items	1.2	1.1	—	1.3

Comprehensive net income (loss)	$25.0	$56.0	$(0.5)	$125.5

Earnings per share - basic and diluted
Net income (loss)	$0.25	$0.62	$(0.01)	$1.23
Weighted average number of common shares outstanding (2)	95.8	100.0	96.7	100.0

(1)          Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

(2)          Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

	Primary
	Insurance
For the Three Months Ended June 30, 2008	Operations	Other	Total
Revenues:
Earned premiums	$463.8	$—	$463.8
Net investment income	41.2	3.4	44.6
Net realized investment gains (losses)	0.1	(1.8)	(1.7)
Change in net unrealized investment gains (1)	(2.5)	1.6	(0.9)
Net other revenues (expenses)	3.0	(0.4)	2.6
Total revenues	505.6	2.8	508.4

Expenses:
Loss and loss adjustment expenses	274.4	—	274.4
Policy acquisition expenses	84.3	—	84.3
Other underwriting expenses	79.2	—	79.2
General and administrative expenses	3.6	2.3	5.9
Accretion of fair value adjustment to loss and lae reserves	—	3.0	3.0
Interest expense on debt	0.8	10.6	11.4
Interest expense – dividends and accretion on preferred stock subject to mandatory redemption	—	15.8	15.8
Total expenses	442.3	31.7	474.0

Pre-tax income (loss)	$63.3	$(28.9)	$34.4

	Primary
	Insurance
For the Three Months Ended June 30, 2007	Operations	Other	Total
Revenues:
Earned premiums	$465.0	$—	$465.0
Net investment income	48.7	5.9	54.6
Net realized investment gains	56.9	0.2	57.1
Change in net unrealized investment gains (1)	—	—	—
Net other revenues (expenses)	3.3	(0.9)	2.4
Total revenues	573.9	5.2	579.1

Expenses:
Loss and loss adjustment expenses	283.1	—	283.1
Policy acquisition expenses	78.3	—	78.3
Other underwriting expenses	89.6	—	89.6
General and administrative expenses	1.2	1.5	2.7
Accretion of fair value adjustment to loss and lae reserves	—	4.0	4.0
Interest expense on debt	0.8	10.5	11.3
Interest expense – dividends and accretion on preferred stock subject to mandatory redemption	—	16.3	16.3
Total expenses	453.0	32.3	485.3

Pre-tax income (loss)	$120.9	$(27.1)	$93.8

(1)   Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

	Primary
	Insurance
For the Six Months Ended June 30, 2008	Operations	Other	Total
Revenues:
Earned premiums	$919.1	$—	$919.1
Net investment income	84.3	10.4	94.7
Net realized investment gains (losses)	3.4	(1.4)	2.0
Change in net unrealized investment gains (1)	(58.5)	(1.5)	(60.0)
Net other revenues (expenses)	7.0	(0.8)	6.2
Total revenues	955.3	6.7	962.0

Expenses:
Loss and loss adjustment expenses	575.3	—	575.3
Policy acquisition expenses	169.0	—	169.0
Other underwriting expenses	149.3	—	149.3
General and administrative expenses	5.7	4.6	10.3
Accretion of fair value adjustment to loss and lae reserves	—	6.0	6.0
Interest expense on debt	1.8	21.1	22.9
Interest expense – dividends and accretion on preferred stock subject to mandatory redemption	—	33.4	33.4
Total expenses	901.1	65.1	966.2

Pre-tax income (loss)	$54.2	$(58.4)	$(4.2)

	Primary
	Insurance
For the Six Months Ended June 30, 2007	Operations	Other	Total
Revenues:
Earned premiums	$933.9	$—	$933.9
Net investment income	94.4	10.8	105.2
Net realized investment gains	111.8	0.2	112.0
Change in net unrealized investment gains (1)	—	—	—
Net other revenues (expenses)	6.6	(1.1)	5.5
Total revenues	1,146.7	9.9	1,156.6

Expenses:
Loss and loss adjustment expenses	571.3	—	571.3
Policy acquisition expenses	156.6	—	156.6
Other underwriting expenses	180.5	—	180.5
General and administrative expenses	1.2	3.9	5.1
Accretion of fair value adjustment to loss and lae reserves	—	8.0	8.0
Interest expense on debt	1.7	21.0	22.7
Interest expense – dividends and accretion on preferred stock subject to mandatory redemption	—	32.1	32.1
Total expenses	911.3	65.0	976.3

Pre-tax income (loss)	$235.4	$(55.1)	$180.3

(1)   Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

	Primary Insurance Operations
Three Months Ended June 30, 2008	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	49.3%	53.6%	64.6%	59.2%
Expense	36.5%	36.4%	32.9%	35.2%
Total GAAP combined	85.8%	90.0%	97.5%	94.4%
Dollars in millions
Net written premiums	$158.6	$202.2	$168.9	$529.6
Earned premiums	$119.4	$182.7	$161.7	$463.8

	Primary Insurance Operations
Three Months Ended June 30, 2007 (2)	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	56.7%	56.9%	62.6%	60.9%
Expense	31.3%	37.7%	36.2%	36.1%
Total GAAP Combined	88.0%	94.6%	98.8%	97.0%
Dollars in millions
Net written premiums	$109.1	$195.3	$180.4	$484.8
Earned premiums	$107.4	$177.1	$180.5	$465.0

	Primary Insurance Operations
Six Months Ended June 30, 2008	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	52.3%	62.8%	64.7%	62.6%
Expense	34.3%	37.2%	31.8%	34.6%
Total GAAP combined	86.6%	100.0%	96.5%	97.2%
Dollars in millions
Net written premiums	$269.5	$371.9	$313.6	$955.3
Earned premiums	$229.8	$363.7	$325.3	$919.1

	Primary Insurance Operations
Six Months Ended June 30, 2007 (2)	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	57.1%	55.8%	64.3%	61.2%
Expense	31.0%	37.7%	36.3%	36.1%
Total GAAP Combined	88.1%	93.5%	100.6%	97.3%
Dollars in millions
Net written premiums	$205.1	$366.6	$353.2	$925.1
Earned premiums	$213.8	$349.7	$370.3	$933.9

(1)   Includes results from run-off.

(2)   In the first quarter of 2008, OneBeacon began to include Community Banks within commercial lines. Community Banks was formerly reported in specialty lines. The prior period has been reclassified to conform to the current presentation.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE AND ADJUSTED BOOK VALUE PER COMMON SHARE

(in millions, except per share amounts)

(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2008	2008	2007	2007
Numerator
Common shareholders’ equity	$1,609.1	$1,613.0	$1,906.5	$1,861.3
Remaining adjustment of subsidiary preferred stock to face value	—	(11.1)	(21.6)	(40.8)
Adjusted common shareholders’ equity (1)	$1,609.1	$1,601.9	$1,884.9	$1,820.5

Denominator
Common shares outstanding (2)	95.5	96.0	98.5	100.0

Book value per common share	$16.85	$16.80	$19.36	$18.61

Adjusted book value per common share (1)	$16.85	$16.69	$19.14	$18.21

Growth in adjusted book value per common share, including dividends, in the quarter (3)	2.2%

Growth in adjusted book value per common share, including dividends, in the six month period (4)	0.8%

Growth in adjusted book value per common share, including dividends, in the last twelve months (5)	8.3%

(1)   Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 13.

(2)   Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

(3)   Includes a quarterly dividend of $0.21 per common share.

(4)   Includes dividends of $0.42 per common share (a quarterly dividend of $0.21 per common share) and a special dividend of $2.03 per common share paid in March 2008.

(5)   Includes dividends of $0.84 per common share (a quarterly dividend of $0.21 per common share) and a special dividend of $2.03 per common share paid in March 2008.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE NET INCOME, ADJUSTED NET INCOME AND ADJUSTED OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007	2008

Comprehensive net income (loss)	$25.0	$56.0	$(0.5)	$125.5	$118.8
Adjusting items (1)	14.2	13.6	29.4	26.7	57.8
Adjusted comprehensive net income (2)	$39.2	$69.6	$28.9	$152.2	$176.6

Net income (loss)	$23.8	$62.3	$(0.5)	$122.8	$127.3
Adjusting items (1)	14.2	13.6	29.4	26.7	57.8
Adjusted net income (2)	$38.0	$75.9	$28.9	$149.5	$185.1

Weighted average common shares outstanding (3)	95.8	100.0	96.7	100.0	98.2

Adjusted net income per share (2)	$0.40	$0.76	$0.30	$1.50	$1.88

Net income (loss)	$23.8	$62.3	$(0.5)	$122.8	$127.3
Less:
Net realized investment gains / losses	1.7	(57.1)	(2.0)	(112.0)	(63.7)
Tax effect on net realized investment gains / losses	(0.6)	20.0	0.7	39.2	22.3
Change in net unrealized investment gains (4)	0.9	—	60.0	—	60.0
Tax effect on change in net unrealized investment gains (4)	(0.3)	—	(21.0)	—	(21.0)
Operating income (2)	$25.5	$25.2	$37.2	$50.0	$124.9
Adjusting items (1)	14.2	13.6	29.4	26.7	57.8
Adjusted operating income (2)	$39.7	$38.8	$66.6	$76.7	$182.7

Weighted average common shares outstanding (3)	95.8	100.0	96.7	100.0	98.2

Adjusted operating income per share (2)	$0.41	$0.39	$0.69	$0.77	$1.86

(1)  Adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock, as illustrated below.

Adjusting items:
Dividends on preferred stock	$4.7	$7.6	$11.8	$15.1	$26.0
Accretion on preferred stock	11.1	8.7	21.6	17.0	40.7
Earnings on defeasance, net of tax	(1.6)	(2.7)	(4.0)	(5.4)	(8.9)
Total adjusting items	$14.2	$13.6	$29.4	$26.7	$57.8

(2)  Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 13.

(3)  Includes the impact of repurchases of common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

(4)  Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and  losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests.  Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

				Twelve Months
				Ended
				June 30, 2008
Numerator:
[A]	Adjusted comprehensive net income (1) (see page 11)			$176.6

[B]	Adjusted operating income (1) (see page 11)			$182.7

		As of	As of
		June 30, 2008	June 30, 2007	Average
Denominator:
	Common shareholders’ equity	$1,609.1	$1,861.3	$1,735.2
	Less:
	Remaining adjustment of subsidiary preferred stock to face value	—	(40.8)

[C]	Adjusted common shareholders’ equity (1)	$1,609.1	$1,820.5	$1,714.8
	Less:
	AOCI at January 1	(181.1)	(186.9)
	Change in OCI during the period excluding the adjustment to adopt SFAS 159, after-tax	—	(2.7)
	Change in net unrealized investment gains (2)	60.0	—
	Tax effect on change in net unrealized investment gains (2)	(21.0)	—

[D]	Adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI (1)	$1,467.0	$1,630.9	$1,549.0

Returns (1):
Adjusted comprehensive return on average adjusted common shareholders’ equity [ A / C ]				10.3%

Adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI [ B / D ]				11.8%

(1)	Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 13.

(2)

Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues before the effect of tax.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that was redeemed in May 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per common share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per common share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share is included on page 10.

Adjusted comprehensive net income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income (loss), the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income (loss) to adjusted comprehensive net income is included on page 11.

Adjusted net income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from net income (loss), the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) to adjusted net income is included on page 11.

Adjusted net income per common share is calculated by dividing adjusted net income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted net income per share is a useful supplement to understanding the Company’s earnings and profitability.  As described above, the reconciliation of net income (loss) to adjusted net income is included on page 11. The calculation of adjusted net income per share is also included on page 11.

Operating income is a non-GAAP financial measure that excludes net realized investment gains or losses and changes in net unrealized investment gains or losses and the related tax effects from net income (loss).  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income (loss), as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income (loss) to operating income is included on page 11.

Adjusted operating income is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) to adjusted operating income is included on page 11.

Adjusted operating income per common share is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted operating income per share is a useful supplement to understanding the Company’s earnings and profitability.  Net income (loss) per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net income (loss) to adjusted operating income is included on page 11. The calculation of adjusted operating income per share is also included on page 11.

Adjusted common shareholders’ equity, which is used in calculating adjusted book value per common share (a non-GAAP financial measure described above) and the average of which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 10 and page 12.

Adjusted comprehensive return on average adjusted common shareholders’ equity is calculated by dividing adjusted comprehensive net income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted common shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted common shareholders’ equity is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted common shareholders’ equity is included on page 12.

Adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and accumulated other comprehensive income (AOCI), the average of which is used in calculating adjusted operating returns (a non-GAAP financial measure described below), is derived by excluding the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock, the change in net unrealized investment gains, after-tax, and AOCI from common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other non-owner sources of equity and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures. The reconciliation of common shareholders’ equity, the most closely comparable GAAP measure, to adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI is included on page 12.

Adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) the latest 12 month period by average adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI is included on page 12.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

·                  growth in book value per share or return on equity;

·                  business strategy;

·                  financial and operating targets or plans;

·                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

·                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

·                  expansion and growth of our business and operations; and

·                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

·                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

·                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

·                  the continued availability and cost of reinsurance coverage;

·                  the continued availability of capital and financing;

·                  general economic, market or business conditions;

·                  business opportunities (or lack thereof) that may be presented to it and pursued;

·                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

·                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;

·                  an economic downturn or other economic conditions adversely affecting its financial position;

·                  other factors, most of which are beyond OneBeacon’s control; and

·                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed February 29, 2008.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.